SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                 August 7, 2001
                                 --------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


              3 High Ridge Park, Stamford, CT                    06905
          --------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                 (203) 614-5600
                                 ---------------
              (Registrant's telephone number, including area code)


                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.

We have filed an application for listing our Class A Common Stock on the Nasdaq SmallCap Market because it no longer meets the critieria for inclusion on the Nasdaq Market System. As part of the application process Citizens Communications will convert 25,288,688 shares of our Class B Common Stock that it owns into the same number of shares of our Class A Common Stock.

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Electric Lightwave, Inc. released August 7, 2001 announcing earnings for the three and six months ended June 30, 2001.

Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com


                        ELECTRIC LIGHTWAVE, INC. REPORTS
                      2001 SECOND-QUARTER FINANCIAL RESULTS

Stamford, Conn., August 7, 2001 - Electric Lightwave, Inc. (NASDAQ:ELIX) today reported financial results for the quarter ended June 30, 2001.

Revenue for the 2001 second quarter was $60.4 million, $0.2 million below revenue of $60.6 million for the second quarter of 2000. Second quarter 2001 EBITDA was $4.1 million, compared to a $1.4 million EBITDA loss for the second quarter of 2000, an improvement of $5.5 million.

For the six months ended June 30, 2001, revenue was $123.0 million, a $5.6 million increase over revenue of $117.4 million for the same period of 2000. EBITDA for the six months ended June 30, 2001 was $7.4 million, compared to an $8.1 million EBITDA loss for the same period of 2000, an improvement of $15.5 million.

Second quarter 2001 net loss was $40.3 million, or 79 cents per share, compared to a net loss of $35.0 million, or 69 cents per share, for the second quarter of 2000. For the six months ended June 30, 2001, net loss was $78.0 million, or $1.53 per share, compared to a net loss of $70.1 million, or $1.39 per share, for the same period of 2000.

The Nasdaq Stock Market, Inc. has informed ELI that its Class A Common Stock has failed to maintain a minimum bid price of $5.00 for 30 consecutive trading days and thus does not meet the minimum listing criteria of Nasdaq for shares listed on the National Market System. ELI has filed an application for its listing to be  transferred  to the  Nasdaq  SmallCap  Market.  As part  of the  application process, Citizens Communications has agreed to convert approximately 25.3 million shares of ELI's Class B Common Stock into the same number of shares of ELI's Class A Common Stock. Listing on Nasdaq's SmallCap Market requires that the market capitalization of ELI's Class A Common Stock be at least $35 million.

About Electric Lightwave, Inc.
------------------------------
Electric Lightwave, Inc. is a facilities-based competitive local exchange carrier providing Internet, data, voice and dedicated access services to communications-intensive businesses and the e-commerce market. The company owns and operates high-speed fiber-optic networks that interconnect major markets in the West and operates a leading national Internet and data network. The company is 85 percent owned by Citizens Communications (NYSE:CZN, CZB). More information about Electric Lightwave, Inc. may be found at www.eli.net.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the company or on its behalf. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                            Electric Lightwave, Inc.
                            Statements of Operations

                                                          Three Months Ended
                                                                June 30,
                                                        ------------------------

(Dollars in thousands, except per share amounts)           2001           2000
                                                        ----------     ---------

Revenue
      Network services                                  $  26,121      $ 17,173
      Local telephone services                             21,868        25,951
      Long distance services                                3,098         4,265
      Data services                                         9,342        13,231
                                                        ----------     ---------
Total revenue                                              60,429        60,620

Operating expenses
      Network access  expense                              17,051        18,294
      Operations expense                                   13,759        13,446
      Selling, general and administrative                  25,555        30,315
      Depreciation and amortization                        19,834        14,721
                                                        ----------     ---------
 Total operating expenses                                  76,199        76,776

Loss from operations                                      (15,770)      (16,156)

      Interest expense and other                           24,241        18,556
                                                        ----------     ---------

Net loss before income taxes                              (40,011)      (34,712)

      Income tax expense                                      264           246
                                                        ----------     ---------

Net loss                                                $ (40,275)     $(34,958)
                                                        ==========     =========

EBITDA (1)                                              $   4,064      $ (1,435)
                                                        ==========     =========

Net loss per common share:
      Basic                                             $   (0.79)     $  (0.69)
      Diluted                                           $   (0.79)     $  (0.69)

Weighted average shares outstanding                        50,969        50,418

(1)    EBITDA is Operating income plus depreciation and amortization.

                            Electric Lightwave, Inc.
                            Statements of Operations

                                                            Six Months Ended
                                                                 June 30,
                                                        ------------------------

(Dollars in thousands, except per share amounts)           2001           2000
                                                        ----------      --------

Revenue
      Network services                                   $ 51,889      $ 33,177
      Local telephone services                             43,664        50,225
      Long distance services                                6,183         8,862
      Data services                                        21,255        25,134
                                                        ----------     ---------
Total revenue                                             122,991       117,398

Operating expenses
      Network access  expense                              33,782        38,990
      Operations expense                                   26,735        25,021
      Selling, general and administrative                  55,117        61,487
      Depreciation and amortization                        38,728        27,476
                                                        ----------     ---------
 Total operating expenses                                 154,362       152,974

Loss from operations                                      (31,371)      (35,576)

      Interest expense and other                           46,171        34,040
                                                        ----------     ---------

Net loss before income taxes                              (77,542)      (69,616)

      Income tax expense                                      427           481
                                                        ----------     ---------

Net loss                                                 $(77,969)     $(70,097)
                                                        ==========     =========

EBITDA (1)                                               $  7,357      $ (8,100)
                                                        ==========     =========

Net loss per common share:
      Basic                                              $  (1.53)     $  (1.39)
      Diluted                                            $  (1.53)     $  (1.39)

Weighted average shares outstanding                        50,906        50,289

(1)    EBITDA is Operating income plus depreciation and amortization.



                            Electric Lightwave, Inc.
                      Selected Financial and Operating Data



(Dollars in thousands)                           June 30, 2001    March 31, 2001     June 30, 2000
                                                ---------------  ----------------   ---------------

Selected Financial Data
Gross Property Plant & Equipment:
      Owned or under capital lease                  $ 1,023,783       $   983,041       $   936,368
      Under operating lease (1)                     $   108,541       $   108,541       $   108,541
                                                ---------------  ----------------   ---------------
      Total                                         $ 1,132,324       $ 1,091,582       $ 1,044,909
                                                ---------------  ----------------   ---------------


Selected Operating Data
      Markets                                                25                25                25
      Route miles (2)                                     6,734             5,924             5,911
      Fiber miles (2)                                   349,455           296,173           295,157
      Buildings connected on-net                            856               852               838
      Switches and routers:
         Internet routers                                    79                65                63
         ATM switches                                        23                23                23
         Frame relay switches                                33                32                32
         Voice switches                                       8                 8                 8
      Access Line Equivalents                           187,981           195,215           196,259
      Access Line Equivalents/Voice switch               23,498            24,402            22,526
      % on switch                                           97%               96%               92%
      Employees                                             949             1,031             1,195
      Customers                                           2,267             2,228             2,788


(1) Facilities under an operating lease agreement under which we have the option to purchase the facilities at the end of the term.
(2) Route and fiber miles also include those to which we have exclusive use pursuant to license and lease arrangements.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ELECTRIC LIGHTWAVE, INC.
                            ------------------------
                                  (Registrant)


                              By: /s/ Robert J. Larson
                                  ------------------------------------------
                                  Robert J. Larson
                                  Vice President and Chief Accouting Officer

Date: August 10, 2001